SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT



             PURSUANT TO SECTION 13 OR 15 (D) OF THE

                 SECURITIES EXCHANGE ACT OF 1934



                         Date of Report
        (Date of earliest event reported) March 28, 1997


                          NESTOR, INC.

            (Exact name of registrant as specified in charter)





Delaware                      0-12-965        13-3163744
(State of other jurisdiction  (Commission     IRS employer
of incorporation)             file number)    identification no.




One Richmond Square, Providence, Rhode Island  02906
     (Address of principal executive offices)




Registrant's telephone number, including area code: 401-331-9640



                              N/A

   (Former name or former address, if changed since last report)







Item 5.        Other Events.

      1) The Corporation entered into a Prism Non-Exclusive License Agreement dated March 28, 1997, by and between the Corporation and Total System Services, Inc. ("TSYS") allowing TSYS to use the Corporation's PRISM product in its business. A copy of such License Agreement is annexed as an exhibit hereto.






                            EXHIBITS

The following exhibit is filed herewith:

Exhibit No.         Description
   10.32            License Agreement dated as of March 28, 1997
                    between Nestor, Inc. and Total System
                    Services, Inc.







                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 8, 1997              NESTOR, INC.
                                   (Registrant)


                                   By:/s/ Nigel P. Hebborn
                                     Chief Financial Officer